Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of Angion Biomedica Corporation of our report dated February 13, 2023, relating to the financial statements of Elicio Therapeutics, Inc., which includes an explanatory paragraph relating to the Company’s ability to continue as a going concern, appearing in the Prospectus which is a part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ BAKER TILLY US, LLP

Tewksbury, Massachusetts

February 13, 2023